                               JOINT VENTURE AGREEMENT


    THIS JOINT VENTURE AGREEMENT ("AGREEMENT") is effective as of January 31, 1997, by and between PREMIER LASER SYSTEMS, INC., a California corporation ("PREMIER"), RSS, LLC, a Kansas limited liability company ("RSS"), and DATA.SITE, a California limited liability company ("DATA.SITE").


                                   R E C I T A L S:

    A. Premier and RSS desire to form a joint venture to develop and market "outcomes" software in multiple medical specialties and to market and distribute certain other products of Premier.

    B. The parties have caused the formation of Data.Site, through which the operations of the joint venture will be conducted.

    C. The parties desire to exchange certain assets and to contribute certain assets to Data.Site in accordance with the terms and conditions of this Agreement.

    D. Dr. Daniel Durrie, Mr. Ramgopal Rao and Dr. John Hunkeler are members of RSS (the "Members").


                                      AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:


1.  FORMATION AND OPERATION OF LIMITED LIABILITY COMPANY.

    1.1 ARTICLES OF ORGANIZATION. The parties previously have caused to be filed with the California Secretary of State the Articles of Organization for Data.Site, a copy of which is attached hereto as EXHIBIT A.

    1.2 OPERATING AGREEMENT. The parties shall execute the Operating Agreement for Data.Site, which is attached hereto as EXHIBIT B and incorporated herein by this reference (the "OPERATING AGREEMENT").

    1.3 BUSINESS OF DATA.SITE. Data.Site has been formed for the purpose of developing and marketing "outcomes" software in multiple medical specialties and to market and distribute certain other products of Premier. Upon reasonable request of Premier, and upon mutual agreement concerning the terms of such arrangement, Data.Site shall market and sell certain products of Premier through Data.Site's distribution channels and the efforts of Data.Site's employees.
Upon reasonable request of Data.Site, and upon mutual



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agreement concerning the terms of such arrangement, Premier shall market and sell certain products of Data.Site through Premier's distribution channels and the efforts of Premier's employees.

2.  ISSUANCE OF COMMON STOCK.

    2.1 PRESENT ISSUANCE. Premier hereby sells and issues to RSS 159,787 shares (the "Shares") of Class A Common Stock (the "COMMON STOCK"), such number being that number of shares of Common Stock equal to $1,200,000 divided by the average of the closing price of such Common Stock during the last fifteen (15) days immediately preceding the Closing. For all purposes of this Agreement, the date of the "CLOSING" shall be the date hereof. In consideration for the issuance of such Shares, RSS hereby transfers to Premier an undivided 30% interest in all of the intangible assets of RSS (the "INTANGIBLE ASSETS"), including but not limited to, intellectual property rights (including the "Intellectual Property" as defined in SECTION 6.16), copyrights, contractual rights and trade secrets, and more particularly described in the Bill of Sale attached hereto as EXHIBIT C and incorporated herein by this reference.

    2.2 FUTURE ISSUANCE. If Data.Site's gross revenue (as determined in accordance with generally accepted accounting principles) equals or exceeds $1,500,000 for the year ending December 31, 1997, then Premier will pay to RSS an additional $300,000 in cash or Common Stock, at Premier's option (the "ADDITIONAL PAYMENT"). Premier shall give written notice to RSS on or before January 31, 1998 of its determination to pay the Additional Payment in the form of cash or Common Stock (the "DETERMINATION NOTICE"). If Premier issues Common Stock to RSS pursuant to this Section 2.2, the number of shares so issued shall be equal to $300,000 divided by the average of the closing price of such Common Stock during, at Premier's option, either (i) the last fifteen (15) days immediately preceding the date the Determination Notice is given, or (ii) the thirty (30) day period ending fifteen (15) days prior to the date the Determination Notice is given. Common Stock issued pursuant to this SECTION 2.2 shall be restricted securities and shall be subject to SECTIONS 6.8, 6.9 AND
6.10 hereof. RSS agrees that it shall acquire any shares of Common Stock pursuant to this SECTION 2.2 solely for the purpose of investment for its own account. It will not acquire such shares with a view to distribution in connection with any resale or other distribution of those shares.

    2.3 DISCLAIMER CONCERNING LIABILITIES. Premier does not assume and shall not be required to assume, pay or discharge any duties, obligations or liabilities of RSS whatsoever, past or present or future, fixed or contingent, direct or indirect, known or unknown, express or implied.

    2.4 SALES TAX. RSS shall be responsible for the payment of any sales or use tax or other transfer, registration or recordation

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tax, fee or charge levied by any governmental authority upon the transfer to
Premier of the Intangible Assets.

    2.5  REGISTRATION RIGHTS.

         (a) If Premier proposes to register any of its stock or other securities under the Securities Act of 1933, as amended (the "ACT") in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employee participants in an employee benefit plan or a sale with respect to a transaction to which Rule 145 promulgated under the Act or any successor to such Rule, is applicable or otherwise pursuant to a registration on Form S-4), Premier shall, at such time, promptly give RSS written notice of such registration. Upon the written request of RSS given within thirty (30) days after such notice is given by Premier, Premier shall, subject to the following provisions, use all reasonable efforts to cause to be included in such public offering all of the Shares issued to RSS hereunder that RSS has requested to be registered. Premier shall not be required under this
    SECTION 2.5 to include any of RSS's Shares in an underwritten offering of Premier's Common Stock unless RSS accepts the terms of the underwriting as agreed upon between Premier and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the managing underwriter, interfere with the successful marketing of the offering by Premier; provided, however, the terms of the underwriting applied to RSS shall be no less favorable than the terms applied to other persons holding Premier's Common Stock and who are selling such shares in such offering.

         (b) Beginning on the date six (6) months after the Closing, Premier shall (provided Premier has not previously commenced a public offering since the Closing), as promptly as practicable (but in any event within sixty (60) days), after written request (the "REQUEST") by RSS or persons holding 100% of the Shares, prepare and file at its own expense a Registration Statement with the Securities and Exchange Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the Shares and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Shares covered by the Request until the earlier of the time that all such Shares have been sold or the expiration of two (2) years from the effective date of the Registration Statement (the "MINIMUM PERIOD"); provided, however, that Premier shall only be obligated to file and have declared effective one such Registration Statement under this SECTION 2.5. If a Registration Statement is filed pursuant to this subsection but not declared effective, or is not kept effective for the Minimum Period, then it shall not be deemed

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   to be a Registration Statement meeting the requirements hereunder.

         (c) Premier shall not be required by this SECTION 2.5 to file a Registration Statement if, in the opinion of counsel for RSS and Premier (or, if they do not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for RSS and Premier), the proposed public offering or other transfer as to which such Registration Statement is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Act. In addition, Premier shall not be required to register the Shares under SECTION 2.5(a) if the sale of the Shares was previously registered under SECTION 2.5(b).


3.  CONTRIBUTION OF ASSETS BY RSS.

    3.1  CAPITAL CONTRIBUTION.  In exchange for a 49% interest in Data.Site,
RSS hereby transfers to Data.Site all of its right, title and interest to its equipment and machinery, its undivided 70% interest in the Intangible Assets, and all of its other tangible and intangible property, as more particularly described in the Bill of Sale attached hereto at EXHIBIT D and incorporated herein by this reference (the Intangible Assets and all other property of RSS to be transferred hereunder are collectively referred to herein as the "ASSETS").

    3.2 DISCLAIMER CONCERNING LIABILITIES. Data.Site will not assume and shall not be required to assume, pay or discharge any duties, obligations or liabilities of RSS whatsoever, past or present or future, fixed or contingent, direct or indirect, known or unknown, express or implied, except for those specific liabilities identified on EXHIBIT 3.2 hereto (the "ASSUMED LIABILITIES").

    3.3 SALES TAX. RSS shall be responsible for the payment of any sales or use tax or other transfer, registration or recordation tax, fee or charge levied by any governmental authority upon the transfer to Data.Site of the Assets.


4.  CONTRIBUTION OF INTANGIBLE ASSETS BY PREMIER.

    4.1  CAPITAL CONTRIBUTION.  In exchange for a 51% interest in Data.Site:
(i) Premier hereby transfers to Data.Site its undivided 30% interest in the Intangible Assets, as set forth in the Bill of Sale attached hereto as EXHIBIT E and incorporated herein by this reference; and (ii) during the two year period following the Closing, Premier agrees to contribute to Data.Site an additional $1,000,000 in cash or "cash equivalent services" (as defined below) pursuant to
SECTION 4.2.

    4.2 CASH OR CASH EQUIVALENT SERVICES. During the two year period following the Closing, Premier shall provide such cash or cash equivalent services at the times and in the amounts as determined by the Board of Managers of Data.Site. "CASH EQUIVALENT SERVICES" are payments made by Premier to individuals or entities to perform services on behalf of Data.Site, including but not limited to payments to Premier's personnel who perform functions such as accounting, research and development, or attending a trade show on behalf of Data.Site. RSS hereby acknowledges that Premier has, as of the date hereof, funded $100,000 towards its obligation to contribute cash or cash equivalent services under SECTION 4.1 above.

    4.3 DISCLAIMER CONCERNING LIABILITIES. Data.Site will not assume and shall not be required to assume, pay or discharge any duties, obligations or liabilities of Premier whatsoever, past or present or future, fixed or contingent, direct or indirect, known or unknown, express or implied.


5.  CLOSING.

    5.1 CLOSING. The closing of the transactions contemplated by this Agreement shall occur simultaneously with the execution of this Agreement by all parties hereto (the "CLOSING").

    5.2 DELIVERY BY RSS. Concurrently herewith, RSS is delivering to Premier (or to Data.Site as applicable) the following:

         (a) the Operating Agreement (EXHIBIT B) duly executed by RSS and the Members;

         (b)  the Bill of Sale (EXHIBIT C) duly executed by RSS;

         (c)  the Bill of Sale (EXHIBIT D) duly executed by RSS;

         (d) certified copies of resolutions adopted by the Managers and Members of RSS authorizing and approving the execution, delivery and performance of this Agreement.

         (e) evidence, satisfactory to Premier, that all consents of third parties required for RSS's consummation of the transactions contemplated by this Agreement have been obtained.

         (f)  an opinion of counsel in the form attached hereto as EXHIBIT F.

    5.3 DELIVERY BY PREMIER. Concurrently herewith, Premier is delivering to RSS (or to Data.Site as applicable) the following:

         (a)  the Operating Agreement (EXHIBIT B) duly executed by Premier;

         (b) a Stock Certificate duly executed by Premier evidencing the Shares issued to RSS hereunder (provided that at the option of Premier such stock certificate may be delivered within five (5) business days of the date hereof, and provided further that such certificate shall be held by Premier in accordance with SECTION 10.5; below);

         (c)  the Bill of Sale (EXHIBIT E) duly executed by Premier;

         (d) certified copies of resolutions adopted by the Board of Directors of Premier authorizing and approving the execution, delivery and performance of this Agreement.

         (e) evidence, satisfactory to RSS, that all consents of third parties required for Premier's consummation of the transactions contemplated by this Agreement have been obtained.

         (f)  an opinion of counsel in the form attached hereto as EXHIBIT G.

    5.4 DELIVERY BY DATA.SITE. Concurrently herewith, Data.Site is delivering to RSS the following:

         (a)  An instrument by which Data.Site is assuming the Assumed
    Liabilities.


6.  RSS'S REPRESENTATIONS AND WARRANTIES.

    RSS and the Members, jointly and severally, represent, warrant and agree, as follows:

    6.1 ORGANIZATION AND RELATED MATTERS. RSS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas. RSS has all necessary power and authority to own its properties and conduct its business as now being conducted by it and to consummate the transactions contemplated hereby. RSS is duly qualified and in good standing in each of the jurisdictions in which it is required by the nature of its business so to qualify, and where failure so to qualify might have a material adverse effect upon its business or assets or impair the ability of RSS to consummate the transactions contemplated hereby.

    6.2 VALID AND BINDING AGREEMENT. The execution, delivery and performance by RSS of this Agreement have been duly and validly authorized by all necessary action on the part of RSS and its members and managers, and the Agreement constitutes the valid and binding obligation of RSS, enforceable against RSS in accordance with its terms, except as limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other similar

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laws relating to or affecting creditors' rights generally and by the application of general equitable principles.

    6.3 INFORMATION. RSS has received, reviewed and is familiar with Premier's Annual Report on Form 10-KSB filed for the fiscal year ended March 31, 1996 (the "ANNUAL REPORT"), Quarterly Report on Form 10-QSB filed for the quarter ended September 30, 1996 (the "QUARTERLY REPORT"), and Registration Statement on Form SB-2 declared effective on October 15, 1996 (the "REGISTRATION STATEMENT"). RSS has had an opportunity to ask questions and receive answers from Premier's officers and directors concerning such documents and any other aspects of Premier's business or operations. RSS acknowledges that Premier has made no representation or warranty regarding any projections, estimates or budgets of future revenues or expenses, future results of operations, or the future business and operations of Premier.

    6.4 NO GOVERNMENTAL RECOMMENDATION/INDORSEMENT. RSS is aware that no federal or state agency has made any finding or determination concerning the fairness for public investment in, nor any recommendation or endorsement of, the Shares.

    6.5 RISK. RSS recognizes and has assessed the risk involved in investing in the Shares and has determined based on sufficient experience in business and financial matters that it is capable of bearing that risk.

    6.6 INVESTMENT INTENT. RSS is acquiring the Shares solely for the purpose of investment for its own account. It is not acquiring the Shares with a view to distribution in connection with any resale or other distribution of the Shares. RSS was not formed for the purpose of acquiring or investing in the Shares. The principal executive offices of RSS are located in Kansas City, Kansas, and RSS's operations have been conducted from such offices.

    6.7 PREEXISTING RELATIONSHIP. RSS has a preexisting personal or business relationship with Premier or one or more of its officers, directors or controlling persons, which relationship is of a nature and duration as to permit RSS to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists.

    6.8 LEGEND. RSS agrees and represents that it will not transfer or distribute any of the Shares to its members or make any other disposition of the Shares unless a registration statement under the Securities Act of 1933, as amended, is in effect with respect to such securities or, in the alternative, an exemption from registration under said Act is found to be available to the reasonable satisfaction of Premier. RSS further understands that an opinion of counsel with respect thereto may be required by Premier in its sole discretion. RSS further understands and agrees that the following legend will be placed on the certificates representing the Shares:

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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS THEREUNDER.

    6.9 STOP TRANSFER NOTICE. RSS understands and is aware that, in order to insure that transfers of the Shares are made in strict accordance with all limitations upon transfer imposed by the federal securities laws, the books and records of Premier will include a "stop transfer" notation to the effect that no transfer of any shares shall be effective unless strict compliance with such limitation has been made, the determination of which will be made at the absolute discretion of Premier.

    6.10 HOLDING PERIOD FOR SHARES. Until January 31, 1997, RSS agrees that it shall not sell, assign, pledge, transfer or otherwise dispose of the Shares or any interest therein until the expiration of the period set forth in SECTION 10.3, except that RSS may pledge the Shares in accordance with the terms of
SECTION 10.5(b).

    6.11 TITLE TO AND SUFFICIENCY OF ASSETS. RSS has good and marketable title to all of the Assets and other property being transferred to Premier and to Data.Site pursuant to this Agreement, and RSS will transfer and convey the Assets and other property to Premier and Data.Site, as provided herein, free and clear of all mortgages, liens, pledges, charges, agreements, title retention or security agreements, claims, restrictions, defects of title, easements or other encumbrances other than those which do not and will not materially impair the value or use of any of the Assets or other property subject thereto. The Assets being transferred to Data.Site hereunder constitute all of the tangible and intangible assets of RSS, and are sufficient for the operation of the business of Data.Site in substantially the same manner as currently conducted by RSS. There are no other assets used by RSS in connection with the conduct of its business which are not being transferred to Data.Site hereunder.

    6.12 LITIGATION. RSS is not involved in any pending or threatened investigation, litigation or legal proceeding that may have a material adverse effect upon the assets, business operations or condition (financial or otherwise) of RSS, nor is it subject to any order, judgment or decree that may have such an effect. RSS has no knowledge of any facts which may give rise to such an investigation or legal proceeding.

    6.13 DEFAULTS. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement do not and will not (i) violate any provision of law applicable to RSS, the Articles of Organization, Bylaws or Operating Agreement of RSS, or any order, judgment or decree of any court or other agency of government binding on RSS, (ii) conflict

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with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of RSS, or (iii) result in or require the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets or properties of RSS.

    6.14 CONSENTS. No approval, authorization, consent, order or other action of, or filing with, any third party, including without limitation, any private party or public, governmental, administrative or regulatory authority or agency, is required in connection with the execution, delivery or performance of this Agreement by RSS or the consummation of the transactions contemplated hereby, except such approvals, authorizations, consents or orders as have been obtained.

    6.15 INTELLECTUAL PROPERTY. RSS owns, or is licensed or otherwise has the full right to use, all Intellectual Property (as defined below) necessary for the conduct of its business. All such Intellectual Property owned, held by, or licensed to RSS and used or intended for use in connection with the business of RSS is valid and does not infringe any similar rights owned or controlled by others. RSS is in compliance with all licenses of Intellectual Property. For purposes hereof, "INTELLECTUAL PROPERTY" means all intellectual property rights, both registered and at common law, relating to the RSS's business, irrespective of where any of the same were issued, whether pending or existing, including, without limitation, all: United States and foreign patents or any description and applications therefor; registrations of trademarks, service marks and of other marks, registrations of trade names, labels, logos, trading styles or other trade rights, registered user entries, and applications for any such registrations or entries; United States and foreign copyrights, copyright registrations and applications therefor; United States and foreign trademarks and other marks, trade names, labels and other trade rights, whether or not registered, and applications therefor; trade secrets, know-how, inventions, discoveries, improvements, engineering or other drawings, designs, processes and formulae, whether patented or patentable or not; customer lists, technical data, marketing information and plans, software and software documentation source codes; any other proprietary information or intangible rights; shop rights, license agreements and other agreements relating in whole or in part to any of the foregoing; and all claims and causes of action on behalf of RSS or against third parties relating to any of the foregoing, including claims and causes of action for past infringement. SCHEDULE 6.15 contains a true and complete list of (a) the Intellectual Property used or proposed to be used by the RSS in connection with the conduct of its business, all applications therefor and all licenses and other agreements relating thereto and (b) all agreements relating to technology, know-how or processes which RSS is licensed or authorized to use by others or which the RSS licenses or authorizes others to use in connection with the conduct of its business. No consent of any third party is required for the use of the Intellectual Property by Data.Site upon the consummation of the

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transactions contemplated hereby, except for such consents as have been obtained.

    6.16 FINANCIAL STATEMENTS. RSS has heretofore delivered to Premier the following financial statements:

         (a) the unaudited balance sheet as of December 31, 1996 for RSS (the "BALANCE SHEET"); and

         (b) the unaudited statement of income as of December 31, 1996 for RSS.

All such statements were prepared in accordance with generally accepted accounting principles and fairly present the financial position of RSS at the respective dates thereof and the results of operations and changes in financial position of RSS for each of the periods then ended, subject to changes for normal year-end adjustments.

    6.17 NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has not been any material adverse change in the financial condition, business, assets or liabilities of RSS.

    6.18 LIABILITIES OR DEBTS. RSS has no liabilities or debts, fixed or contingent, liquidated or unliquidated, secured or unsecured, or of any other kind, other than those specifically disclosed and identified as to nature and amount on the Balance Sheet. All salaries and compensation, including without limitation any bonuses or other variable compensation, of all employees and others who perform personal service for RSS have been paid when due.

    6.19 CONDITIONS OF PROPERTIES. All machinery and equipment, furniture, fixtures and improvements and other assets and properties of RSS to be transferred pursuant to this Agreement are in good operating condition and repair, ordinary wear and tear excepted, and have been reasonably serviced and maintained since the time of installation.

    6.20 PERFORMANCE OF SOFTWARE PRODUCTS. The software products of RSS transferred to Data.Site hereunder shall operate and perform in substantial conformance with the standards and specifications described in the brochures and product material attached hereto in SCHEDULE 6.20, and will be free of defects which substantially affect system performance, except for those defects of which RSS has notified Premier in writing.

    6.21 REGULATORY MATTERS. RSS has all licenses, permits, authorizations, approvals, consents, franchises, and orders, including but not limited to all federal, state and local regulatory approvals and clearances, (individually, a "PERMIT" and, collectively, the "PERMITS") required for the conduct and operation of its business and the marketing, sale and distribution of its products. No violations have been recorded in respect of any such

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Permit. There is no claim or action pending, or, to the best of the RSS's knowledge, after due inquiry and diligent investigation, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

    6.22 EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 6.22, RSS has no pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, to which RSS contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of RSS (or their beneficiaries) are eligible to participate or derive a benefit.

    6.23 EMPLOYMENT LAW MATTERS.

         (a) RSS (i) is in compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to the conduct of its business; (ii) is in compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters with respect to the conduct of its business; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge with respect to the conduct of its business.

         (b) None of the employees of RSS is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. RSS is not a party to any multi-employer collective bargaining agreement covering any of its employees involved in its business.

    6.24 MATERIAL CONTRACTS. SCHEDULE 6.24 sets forth a complete list of all contracts and commitments of RSS relating to the marketing, sale or distribution of its products or services or which are otherwise material to the conduct of its business (the "MATERIAL CONTRACTS"). Each of the Material Contracts has been entered into in the ordinary course of business and is valid and binding, and none of such contracts contains terms or conditions which are materially adverse to RSS or its business. RSS is not, and no other party is, in default under or in breach or violation of, nor has RSS received notice of any asserted claim of default by RSS or by any other party under, or a breach or violation of, any of the Material Contracts.

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    6.25 SUPPLIERS AND CUSTOMERS.

         (a) RSS enjoys good commercial relationships under all of its supply, purchase, sale, distribution, sales representative and similar agreements necessary for the normal operation of its business.

         (b) SCHEDULE 6.25 contains a true and complete list of all suppliers, customers and distributors of RSS, which during any of the calendar years 1995, 1994, or 1993, and for the nine (9) month period ended September 30, 1996, accounted for 5% or more of the RSS's gross purchases or sales, respectively, during such period.

         (c) RSS has no knowledge or basis for knowledge that any such supplier, customer or distributor has cancelled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with RSS, which termination would have a material adverse effect on the business of RSS, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to RSS or its usage or purchase of the services or products of RSS, as the case may be, or that any such supplier, distributor or customer expects to reduce its business with RSS (or Data.Site) by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

    6.26 ACCOUNTS RECEIVABLE. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of RSS as being due to RSS as of the Closing (less the amount of any provision or reserve therefor made in the respective records and books of account of RSS) will be good and collectible in full in the ordinary course of business without resort to legal proceedings and in any event not later than sixty (60) days after the Closing; and none of such accounts receivable or other debts is or will at the Closing be subject to any counterclaim or set-off except to the extent of any such provision or reserve.

    6.27 FINDERS. RSS has not made, nor will it make, any commitment to pay any finder's or brokerage fee or commission on account of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

    6.28 ACCURACY OF INFORMATION FURNISHED. No representation, warranty or statement made, or information provided by RSS in this Agreement, the schedules, the exhibits hereto or included in any certificates or documents to be delivered to Premier at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

7.  REPRESENTATIONS AND WARRANTIES BY PREMIER.

    Premier hereby represents and warrants to RSS as follows:

    7.1 ORGANIZATION AND RELATED MATTERS. Premier is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Premier has the corporate power and authority to own its properties and conduct its business as now being conducted by it, to consummate the transactions contemplated hereby and to issue the Shares to be issued and sold to RSS hereunder. Premier is duly qualified and in good standing in each of the jurisdictions in which it is required by the nature of its business or the ownership of its properties so to qualify and where the failure so to qualify might have a material adverse effect upon Premier, or its business or properties.

    7.2 VALID AND BINDING AGREEMENT. The execution, delivery and performance by Premier of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Premier and the Agreement constitutes the valid and binding obligation of Premier, enforceable against Premier in accordance with its terms, except as limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles.

    7.3 ISSUANCE OF SHARES. All of the Shares issued to RSS hereunder shall be validly issued, fully paid and nonassessable, and good title thereto shall be vested in RSS, free and clear of all liens, claims and encumbrances, except those created by RSS.

    7.4  LITIGATION.  Except as described in the Registration Statement or in
SCHEDULE 7.4 hereto, Premier is not involved in any pending or, to the best knowledge of Premier, threatened investigation, litigation or legal proceeding that may have a material adverse effect upon the assets, business operations or condition (financial or otherwise) of Premier or might impair Premier's ability to perform any or all of its obligations under this Agreement, nor is it subject to any order, judgment or decree that may have such an effect.

    7.5 NO CONFLICT. The execution, delivery and performance by Premier of this Agreement, the issuance, delivery and payment of the Note, and the consummation of the transactions provided for in this Agreement do not and will not (i) violate any provision of law applicable to Premier, the Articles of Incorporation or Bylaws of Premier, or any order, judgment or decree of any court or other agency of government binding on Premier, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Premier, or (iii) require any approval of stockholders or any approval or consent of any person under any contractual obligation of Premier other than approvals or consents which have been obtained.

    7.6 FINDERS. Premier has not made, nor will it make, any commitment to pay any finder's or brokerage fee or commission on account of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

    7.7 ACCURACY OF INFORMATION FURNISHED. No representation, warranty or statement made, or information provided, by Premier in this Agreement, the Annual Report, the Quarterly Report or the Registration Statement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.


8.  CONFIDENTIALITY AGREEMENT.

    8.1 Each party hereto acknowledges that it has received, had access to, and will continue to have access to certain information, trade secrets, customer lists, other customer information, technical data or know-how relating to the products, developments, services, processes, methods, designs or business practices of the other parties hereto ("CONFIDENTIAL INFORMATION").

    8.2 No party shall at any time, either during the term of Data.Site or thereafter, directly or indirectly: (i) use for its own benefit (other than benefits accruing pursuant to this Agreement) or for the benefit of others, or
(ii) disseminate or disclose to any person or entity, any such Confidential Information, whether acquired in the performance of services in connection with this Agreement or in any other capacity; provided, however, that the foregoing covenant not to disclose Confidential Information shall not apply to any information which has become publicly available without a breach of this Agreement, or the disclosure of which is required by applicable law or legal process.


9.  RECONCILIATION OF ACCOUNTS RECEIVABLE AND ASSUMED LIABILITIES.

    For purposes hereof, the term "PAID RECEIVABLES" shall refer to those of RSS's accounts receivable transferred to Data.Site hereunder which have been collected since the Closing Date. On or before the earliest of: (1) January 31, 1998; (2) the date the RSS Board of Managers requests the members of RSS to make an additional capital contribution to RSS; or (3) such earlier date as the parties may mutually agree, the parties shall perform an accounting, in which they shall compare the amounts of the Assumed Liabilities to the aggregate amount of the Paid Receivables. On or before January 31, 1999, RSS shall pay to Data.Site an amount equal to the sum of: (a) the amount, if any, by which the Assumed Liabilities exceeds the aggregate amount of the Paid Receivables, plus
(b) $49,000 (representing the reimbursement of RSS's pro rata portion of amounts advanced by Premier and used by RSS).

10. INDEMNITY.

    10.1 RSS'S AND MEMBERS' INDEMNITY. Subject to the limitations set forth in SECTIONS 10.3 AND 10.5 below, RSS and the Members agree to, jointly and severally, indemnify and hold harmless Premier and Data.Site against, and to reimburse Premier and Data.Site for, any actual damage, loss, cost or expense (including attorneys' fees and costs of investigation incurred in defending against and/or settling such damage, loss, costs or expense or claim therefor and any amounts paid in settlement thereof) reasonably incurred by Premier or Data.Site (i) in respect of any misrepresentation, breach of warranty, or failure to perform or violation of any agreement or covenant on the part of RSS under this Agreement (including, without limitation, its obligations under SECTION 9 above), and (ii) in respect of any liability, obligation or claim relating to or resulting from the operations, assets or business of RSS prior to or after the Closing.

    10.2 PREMIER'S INDEMNITY.  Subject to the limitations set forth in SECTIONS
10.3 AND 10.6 below, Premier agrees to indemnify and hold harmless RSS and Data.Site against, and to reimburse RSS and Data.Site for, any actual damage, loss, cost or expense (including attorneys' fees and costs of investigation incurred in defending against and/or settling such damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) reasonably incurred by RSS or Data.Site in respect of any misrepresentation, breach of warranty, or failure to perform or violation of any agreement or covenant on the part of Premier under this Agreement.

    10.3 DURATION OF INDEMNITIES. The indemnities set forth in SECTION 10.1 and SECTION 10.2, and any other liability that any party may have for any breach of a representation, warranty or covenant in this Agreement, shall survive the Closing and shall remain in effect until the later of January 31, 1998 or the date RSS makes the payment required under SECTION 9 above, at which time they shall expire (provided that if RSS does not make the payment required under SECTION 9 by January 31, 1999, Premier's indemnity obligations and other liabilities hereunder shall nonetheless terminate on January 31, 1999). Notwithstanding the foregoing, the respective indemnitors shall continue to be bound by the indemnification provisions of SECTIONS 10.1 AND 10.2 after such date with respect to any claim which has been asserted hereunder prior to such date and which is pending or unresolved at the end of such periods.

    10.4 NOTIFICATION AND PARTICIPATION. RSS, the Members, Premier and Data.Site shall each notify the others of any liabilities, claims, litigation or proceeding that reasonably appears to involve matters covered by the indemnities set forth in SECTION 10.1 AND 10.2 promptly upon its discovery or notification thereof, whether before or after the Closing, provided, however, that the failure to give such notification shall not terminate or otherwise affect the parties' respective obligations to indemnify each other hereunder, unless, and only to the extent that, such failure results in actual prejudice to the indemnifying party.

    10.5 LIMITATIONS ON INDEMNITIES BY RSS AND MEMBERS. In addition to the limitations set forth in SECTION 10.3 above, the obligations of RSS and the Members under SECTION 10.1 or otherwise for any breach of this Agreement shall be limited as follows:

         (a) In the event Premier is entitled to indemnity hereunder or otherwise to damages for breach of this Agreement, the amount to which Premier is entitled (the "LOSS") shall be liquidated and paid as follows:

                (i) The amount of Shares issued to RSS shall be reduced by an amount (expressed in Shares) equal to the amount of the Loss divided by the per share price used in SECTION 2.1 for purposes of calculating the number of Shares to be delivered to RSS hereunder.
         RSS shall transfer and assign to Premier the number of Shares so calculated. Subject to SECTION 10.5(b) below, so long as RSS remains obligated to indemnify Premier hereunder, Premier shall have (and is hereby granted) a security interest in the Shares (including any shares which may become issuable under SECTION 2.2 hereof)as collateral for performance of such indemnification obligations. At any time after a default in the performance of such indemnification obligations, Premier shall be entitled to all rights and remedies of a secured party under the California Uniform Commercial Code, with respect to the Shares so pledged.

               (ii) If the remedy provided under SECTION 10.5(b)(i) above is insufficient to make Premier whole for the full amount of the Loss, then all of the Shares shall, pursuant to SECTION 10.5(b)(i) above, be transferred to Premier, and in addition the number of additional Shares to which RSS is entitled under SECTION 2.2 hereof (the "ADDITIONAL SHARES") shall be reduced by an amount (expressed in Shares) equal to: (1) the amount of the Loss which is not reimbursed under SECTION 10.5(b)(i), divided by (2) the per share price used in calculating the number of Additional Shares issuable under
         SECTION 2.2. RSS shall transfer and assign to Premier the number of Shares so calculated. This SECTION 10.5(b)(ii) shall be operative only to the extent RSS becomes entitled to the additional Shares under
         SECTION 2.2. Subject to SECTION 10.5(b) below, the security interest granted under SECTION 10.5(b)(i) shall extend to any Shares issued or issuable under SECTION 2.2.

              (iii)     If the remedies provided under SECTIONS 10.5(b)(i) AND
         (b)(ii) above are insufficient to make Premier whole for the full amount of the Loss, then all of the Shares and Additional Shares shall, pursuant to SECTIONS 10.5(b)(i) AND (b)(ii) above, be transferred to Premier, and in addition RSS's "Percentage Interest" in Data.Site (as such term is defined in the Operating Agreement) shall be reduced by 1% for each $43,137 by which the Loss exceeds $1,200,000 (being the value of the Shares so transferred to Premier). In the event that RSS becomes entitled to Additional Shares under SECTION 2.2, and the remedy set forth in SECTION 10.5(b)(ii) is implemented, then for purposes of this
         SECTION 10.5(b)(iii) the reference to $1,200,000 in the foregoing sentence shall read, instead, "$1,500,000."

               (iv) If the remedies provided under SECTIONS 10.5(b)(i) TO 10.5(b)(iii) above are insufficient to make Premier whole for the full amount of the Loss, then the Members shall indemnify Premier for any Loss for which Premier has not been reimbursed under such Sections, up to the maximum amount set forth in SECTION 10.5(c) below.

         (b) So long as Premier continues to have a security interest in the Shares and Additional Shares under SECTIONS 10.5(a)(i) AND (a)(ii) above, Rutan & Tucker, LLP, counsel to Premier, shall retain possession of the certificate representing such Shares and Additional Shares, in order to perfect the security interest granted to Premier hereunder. The parties agree to enter into an agreement with Rutan & Tucker, LLP, promptly following the Closing, containing reasonable terms relating to such firm's duties in its capacity as agent for Premier. Notwithstanding any provisions of this Agreement to the contrary, in the event the Company makes a capital call of its members at a time at which the Shares and Additional Shares remain subject to the security interest described above, Premier will release from such security interest a sufficient number of shares to permit RSS to pledge such Shares and Additional Shares as collateral for a loan to be used to fund its obligations under such capital call. In addition, on the date RSS pays the amounts required to be paid under SECTION 9 above (the "SECTION 9 PAYMENT"), Premier shall release its security interest in the Shares and Additional Shares (but in no event earlier than July 31, 1997). The release of such security interest shall not, however, terminate or otherwise affect the indemnity obligations of RSS and the Members under SECTION 10.1 above, which shall continue until the expiration of the periods set forth in SECTION 10.3. If RSS becomes entitled to and thereafter disposes of any Shares or Additional Shares, the remaining Shares and Additional Shares held by them shall continue to be subject to the terms of this Agreement, and in satisfying the indemnification obligations of RSS and the Members, such parties shall then receive credit under SECTIONS 10.5(a)(i) AND (ii) only to the extent of the actual amount of Shares or Additional Shares returned to Premier, and the formula set forth in SECTION 10.5(a)(iii) shall be correspondingly adjusted.

         (c) The maximum amount for which each of the Members shall be liable shall not exceed 10% of the amount, determined in accordance with generally accepted accounting principles, initially recorded on the Premier balance sheet for its investment in Data.Site.

    10.6 LIMITATIONS ON INDEMNITY BY PREMIER. In addition to the limitations set forth in SECTION 10.3 above, RSS and the Members agree that they shall not rely upon, and shall have no recourse against Premier for, any representations or warranties that are not contained in SECTION 7 hereof, and Premier shall not be deemed to have made to RSS or the Members any representation or warranty other than as expressly made by Premier in SECTION 7 hereof. Without limiting the generality of the foregoing, and notwithstanding any express representations and warranties made by Premier in SECTION 7, Premier makes no representations or warranty to RSS or the Members with respect to the value of the Shares, any projections, estimates or budgets heretofore delivered or made available to RSS with respect to future revenues, expenses or expenditures or results of operations, or any other information or documents made available to RSS or its counsel, accountants or advisors with respect to Premier, except as expressly covered by a representation and warranty contained in SECTION 7 hereof.


11. MISCELLANEOUS.

    11.1 BULK SALES. RSS hereby represents and warrants to Premier that it has complied with the bulk sales provisions of the Uniform Commercial Code, to the extent that they apply to the transactions contemplated hereby.

    11.2 NOTICES. Written notice given in accordance with any provision of this Agreement shall be hand delivered or sent by prepaid registered or certified mail with return receipt requested to the respective addresses of the parties set forth on the signature page hereof (or to such other address as any party may designate in writing). Any notice delivered by hand is deemed to have been given upon delivery. Any notice mailed as provided above is deemed to have been given five (5) days after the date of mailing.

    11.3 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits, schedules and statements delivered pursuant to the terms of this Agreement, constitutes the entire agreement between the parties hereto and supersedes any prior agreement and understanding of the parties in connection herewith. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    11.4 FURTHER ASSURANCES. Each of the parties hereto shall, following the Closing, and without charge to the other, take such additional actions and execute, deliver and file such additional instruments as may be reasonably required to give effect to the transactions contemplated hereby.

    11.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    11.7 HEADINGS. The headings of the several Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    11.8 NO ASSIGNMENTS. This Agreement may not be assigned by operation of law or otherwise without the written consent of the other party hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Joint Venture Agreement as of the date first written above.


    PREMIER:                      PREMIER LASER SYSTEMS, INC.,
                                  a California corporation


                                  By: /s/ Colette Cozean
                                     --------------------------
                                     Colette Cozean, President

                                  ADDRESS:
                                  3 Morgan
                                  Irvine, California 92718



    RSS:                          RSS, LLC, a Kansas
                                  limited liability company


                                  By:  /s/ Daniel S. Durrie
                                     --------------------------
                                     Daniel S. Durrie, President

                                  ADDRESS:
                                  1212 Cambridge Circle Drive
                                  Kansas City, Kansas 66103




    DATA.SITE:                    DATA.SITE, LLC, a California
                                  limited liability company


                                  By: /s/ Colette Cozean
                                     --------------------------
                                     Colette Cozean, Manager

                                  By: /s/ Daniel S. Durrie
                                     --------------------------
                                     Daniel S. Durrie, Manager


    MEMBERS:
                                   /s/ Daniel S. Durrie
                                  -----------------------------
                                  Dr. Daniel S. Durrie


                                   /s/ John D. Hunkeler
                                  -----------------------------
                                  Dr. John D. Hunkeler


                                   /s/ Ramgopal Rao
                                  -----------------------------
                                  Ramgopal Rao